Exhibit 99.1

3101 Wilson Boulevard, Suite 700

Arlington, VA 22201

News Release

Media Contact:

Joelle Pozza, Stanley

(703) 310-3218

Joelle.Pozza@stanleyassociates.com

FOR IMMEDIATE RELEASE

Stanley Awarded Department of State Global Support Strategy Contract

ARLINGTON, Va. – March 11, 2010 – Stanley, Inc. (NYSE: SXE), a leading provider of systems integration and professional services to the U.S. federal government, today announced that it has been selected as one of two prime contractors on the 10-year multiple award, indefinite-delivery, indefinite-quantity Global Support Strategy (GSS) contract by the U.S. Department of State, Bureau of Consular Affairs (DoS CA), to provide business process support services for both non-immigrant and immigrant visa-related operations at U.S. embassies and consulates abroad under a performance-based arrangement. The firm-fixed-price award has a $2.8 billion contract ceiling and includes a one-year base and nine one-year option periods.

Under the contract, Stanley will have the opportunity to provide oversight and management of support services for worldwide U.S. visa operations in up to 149 GSS countries.

“We are proud of the capabilities we offer to the State Department on the GSS contract and believe our solution provides comprehensive, secure, customer-centric, scalable and efficient delivery of GSS services around the globe,” said Howard Ady, Stanley vice president and GSS program manager. “Our team offers international experience with a detailed understanding of various factors affecting the countries and citizens who will be served. Stanley and our subcontractors, VFS Global, Computer Frontiers, STS-Corporation and IBM, look forward to beginning work under this essential contract vehicle and working with our global team members to meet all DoS CA expectations.”

“Stanley has a long-standing, 17-year partnership supporting DoS CA in a wide range of passport and visa services, including modernization of consular systems, visa systems training at 250 overseas embassies and consulates, and implementation of the first-ever passport book print facilities,” said Phil Nolan, Stanley chairman, president and CEO. “We greatly value our service to DoS CA and fully appreciate the importance of this GSS initiative.”

About Stanley

Stanley (NYSE: SXE) is a provider of information technology services and solutions to U.S. defense, intelligence and federal civilian government agencies. Stanley offers its customers systems integration solutions and expertise to support their mission-essential needs at any stage of program, product

-more-

development or business lifecycle through five service areas: systems engineering, enterprise integration, operational support, business process management, and advanced engineering and technology. Headquartered in Arlington, Va., the company has approximately 5,000 employees at over 100 locations in the U.S. and worldwide. Stanley has been recognized by FORTUNE® magazine as one of the “100 Best Companies to Work For” from 2007 through 2009. Please visit www.stanleyassociates.com for more information.

Any statements in this press release about our expectations about future financial performance, plans and prospects, including statements containing the words “estimates,” “anticipates,” “plans,” “expects” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission (SEC), and additional filings we make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. Except as required by law, we assume no obligation to update publicly or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

# # #